EXHIBIT 99.2

Media and Investor Contact: David Schull or Wendy Lau Russo Partners 212-845-4271 david. schull@russopartnersllc. com wendy. lau@russopartnersllc. com

Alfacell Announces ONCONASE® Purchase and Supply Agreement with Scientific
Protein Laboratories

SOMERSET, N.J., Jan. 18, 2008 – Alfacell Corporation (Nasdaq: ACEL) today announced that it has entered into a purchase and supply agreement with Scientific Protein Laboratories LLC (SPL) for the commercial production of ONCONASE® (ranpirnase). ONCONASE, the company’s lead drug candidate, is currently being evaluated as a treatment for unresectable malignant mesothelioma (UMM) in a confirmatory Phase IIIb clinical trial.

“SPL has been involved in the production of ONCONASE from the very first batches,” said Kuslima Shogen, chief executive officer of Alfacell. “We have been pleased with the superb performance of the extremely well qualified team at SPL for many years and are confident that the commercial production of ONCONASE is in the right hands. This agreement is another step forward for Alfacell as we plan for the commercialization of ONCONASE.”

“We have been very enthusiastic about the Alfacell project from the very beginning,” said David Strunce, president and chief executive officer of SPL. “We are impressed by the way that Alfacell has successfully guided their novel product through the development phases, and we are pleased to have the opportunity to continue the collaboration with the Alfacell team into the commercial stage.”

About Scientific Protein Labs LLC

For over three decades, Scientific Protein Laboratories (SPL) has been a leading global supplier of high quality active pharmaceutical ingredients (APIs) from natural sources. The company specializes in cGMP biopharmaceutical manufacturing and is among the largest commercial suppliers of Heparin Sodium USP, Pancreatin USP and Pancrelipase USP in serving the pharmaceutical, veterinary and food industries globally. Beyond supplying high quality proprietary APIs, SPL provides contract process development and cGMP manufacturing services, including heparin derivatives, natural products extraction, fermentation and purification. SPL is among a small number of companies that have successful track records in efficient process development, analytical testing, quality assurance and regulatory support required to provide customers with cGMP compliant APIs at all phases of clinical development and straight through to commercial launch.

About ONCONASE®

ONCONASE is a first-in-class product candidate from Alfacell's proprietary ribonuclease (RNase) technology. A natural protein isolated from the leopard frog, ONCONASE has been shown in the laboratory and clinic to target cancer cells while sparing normal cells. ONCONASE triggers apoptosis (natural death of cells) via multiple molecular mechanisms of action.

About Alfacell Corporation

Alfacell Corporation is the first company to advance a biopharmaceutical product candidate that works in a manner similar to RNA interference (RNAi) through late-stage clinical trials. The product candidate, ONCONASE, is an RNase that overcomes the challenges of targeting RNA for therapeutic purposes while enabling the development of a new class of targeted therapies for cancer and other life-threatening diseases. In addition to an ongoing Phase IIIb study in malignant mesothelioma, Alfacell is conducting a Phase I/II trial of ONCONASE in non-small cell lung cancer (NSCLC) and other solid tumors. For more information, visit www.alfacell.com.

Safe Harbor

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, uncertainties involved in the outcome of clinical trials for ONCONASE, the company's ability to secure necessary marketing approvals of ONCONASE from regulatory agencies, transitioning from concept to product, uncertainties involving the ability of the company to finance research and development activities, potential challenges to or violations of patents, dependence upon third-party vendors, and other risks discussed in the company's periodic filings with the Securities and Exchange Commission. By making these forward-looking statements, the company undertakes no obligation to update these statements for revisions or changes after the date of this release.